                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

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/ /  Preliminary Proxy Statement   / /  Confidential, for Use of the Commission
                                        Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
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/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12


                       Pilgrim Regional BankShares, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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
                               PILGRIM AMERICA
                                 GROUP, INC.

                       PILGRIM REGIONAL BANKSHARES INC.

                            TWO RENAISSANCE SQUARE
                     40 NORTH CENTRAL AVENUE, SUITE 1200
                            PHOENIX, ARIZONA 85004

                               January 22, 1996
                           ------------------------

Dear Shareholder:

     We are pleased to enclose the Notice and Proxy Statement for the Special Meeting of Shareholders of Pilgrim Regional BankShares Inc. (the "Fund"), to be held at 10:00 a.m., local time, March 15, 1996 at the offices of the Fund. Please take the time to read the Proxy Statement and cast your vote, since it covers matters that are important to the Fund and to you as a shareholder.

     At the Special Meeting, Fund shareholders will be asked to consider and vote on several proposals.

     First, the Fund is seeking approval of an amendment to the following three fundamental investment policies:

     - Investment policy regarding regional banks. A change is proposed to permit the Fund to expand the types of depository institutions in which it normally invests at least 65% of its assets to include (1) regional banks and their holding companies which have less than $1 billion in consolidated assets (the current limit), (2) state-chartered banks, and
       (3) thrift institutions, and (4) in savings accounts of mutual thrifts.

     - Investment restriction against investing more than 25% of the Fund's assets in any industry other than the banking industry. An amendment of this restriction would allow the Fund to pursue the proposed investment policy discussed above.

     - Fundamental investment restriction against investing in other investment companies. The elimination of this restriction would permit the Fund to invest in other investment companies.

     The Board of Directors of the Fund believes that the adoption of these changes will allow the Fund to pursue a more flexible investment strategy that would reflect the changes in the banking and thrift industries.

     The Fund is also seeking approval of the following proposals:

     - Change of Fund's Name. The Fund's name would be changed to "Pilgrim America Bank and Thrift Fund, Inc."

     - Determination that the Fund will remain a closed-end investment company. The Fund is required to hold a vote on whether the Fund should convert from a closed-end investment company to an open-end investment company. The Board of Directors believes that the closed-end nature of the Fund has been important to the Fund's investment strategies to date, and that conversion to an open-end investment company could have a detrimental effect by causing the Fund to change its investment strategies to decrease its holdings in less liquid securities. The Board believes this conversion could also expose the Fund to risks of a substantial reduction in size and a corresponding increase in the Fund's expense ratio and could cause the Fund to realize substantial long-term capital gains upon the sale of its holdings, which would be taxed to Fund shareholders. Accordingly, the Board recommends that shareholders approve the Fund retaining its closed-end status.

     - Other Proposals. The Fund is asking shareholders to elect Directors for the upcoming year, and to ratify the appointment of new independent auditors, KPMG Peat Marwick LLP.

     The Directors of the Fund have concluded that the proposals are in the best interests of the Fund and its shareholders and recommend that you vote FOR each of the proposals, which are described in more detail in the enclosed Proxy Statement.

     We appreciate your participation and prompt response in this matter and thank you for your continued support.

                                      Sincerely,

                                      ROBERT W. STALLINGS,
                                      President and Chairman of the Board

                        PILGRIM REGIONAL BANKSHARES INC.

                             TWO RENAISSANCE SQUARE
                      40 NORTH CENTRAL AVENUE, SUITE 1200
                             PHOENIX, ARIZONA 85004
                                 (800) 331-1080

     NOTICE OF SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 15, 1996

                            ------------------------

To the Shareholders:

     A Special Meeting of Shareholders of Pilgrim Regional BankShares Inc. (the "Fund") will be held on Friday, March 15, 1996 at 10:00 a.m., local time, at the offices of the Fund, Two Renaissance Square, 40 North Central Avenue, Suite 1200, Phoenix, Arizona 85004 for the following purposes:

     1. To approve the following changes to the Fund's investment policies:

          a. To amend the Fund's fundamental investment policy of normally investing at least 65% of its total assets in equity securities of regional banks to expand the types of depository institutions in which the Fund may invest and to allow the Fund to invest in savings accounts of mutual thrifts.

          b. To amend the Fund's fundamental investment restriction on investing more than 25% of the Fund's assets in any industry other than the banking industry to provide that the Fund may not invest more than 25% of its assets in any industry other than banking and thrift industries.

          c. To eliminate the Fund's fundamental investment restriction on investing in the securities of other investment companies.

     2. To approve an amendment to the Fund's Restated Articles of Incorporation to change the name of the Fund from Pilgrim Regional Bank Shares Inc. to Pilgrim America Bank and Thrift Fund, Inc.

     3. To determine that the Fund should remain a closed-end investment company.

     4. To elect five directors to serve until their successors are elected and qualified.

     5. To ratify the appointment of KPMG Peat Marwick LLP as independent auditors for the Fund for the fiscal year ending December 31, 1996.

     6. To transact such other business as may properly come before the Special Meeting of Shareholders or any adjournments thereof.

     Shareholders of record at the close of business on January 19, 1996 are entitled to notice of, and to vote at, the meeting. Your attention is called to the accompanying Proxy Statement. Regardless of whether you plan to attend the meeting, PLEASE COMPLETE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY CARD so that a quorum will be present and a maximum number of shares may be voted. If you are present at the meeting, you may change your vote, if desired, at that time.

                                          By Order of the Board of Directors

                                          NANCY L. PEDEN, Assistant Secretary

January 22, 1996
Two Renaissance Square
40 North Central Avenue, Suite 1200
Phoenix, Arizona 85004

                        PILGRIM REGIONAL BANKSHARES INC.

                                PROXY STATEMENT
          SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 15, 1996

     This Proxy Statement is furnished by the Board of Directors of Pilgrim Regional BankShares Inc. (the "Fund") in connection with the Fund's solicitation of voting instructions for use at a Special Meeting of Shareholders of the Fund (the "Meeting") to be held on Friday, March 15, 1996, at 10:00 a.m., local time, at the offices of the Fund, Two Renaissance Square, 40 North Central Avenue, Suite 1200, Phoenix, Arizona 85004 for the purposes set forth below and in the accompanying Notice of Special Meeting. At the Meeting, the shareholders of the Fund will be asked:

     1. To approve the following changes to the Fund's investment policies:

          a. To amend the Fund's fundamental investment policy of normally investing at least 65% of its total assets in equity securities of regional banks to expand the types of depository institutions in which the Fund may invest and to allow the Fund to invest in savings accounts of mutual thrifts.

          b. To amend the Fund's fundamental investment restriction on investing more than 25% of the Fund's assets in any industry other than the banking industry to provide that the Fund may not invest more than 25% of its assets in any industry other than the banking and thrift industries.

          c. To eliminate the Fund's fundamental investment restriction on investing in the securities of other investment companies.

     2. To approve an amendment to the Fund's Restated Articles of Incorporation to change the name of the Fund from Pilgrim Regional Bank Shares Inc. to Pilgrim America Bank and Thrift Fund, Inc.

     3. To determine that the Fund should remain a closed-end investment company.

     4. To elect five directors to serve until their successors are elected and qualified.

     5. To ratify the appointment of KPMG Peat Marwick LLP as independent auditors for the Fund for the fiscal year ending December 31, 1996.

     6. To transact such other business as may properly come before the Special Meeting of Shareholders or any adjournments thereof.

     Solicitation of proxies is being made primarily by the mailing of this Notice and Proxy Statement with its enclosures on or about January 24, 1996. Shareholders of the Fund whose shares of Common Stock are held by nominees such as brokers, can vote their proxies by contacting their respective nominee. In addition to the solicitation of proxies by mail, officers of the Fund and employees of Pilgrim America Investments, Inc. ("Pilgrim America" or the "Investment Manager"), investment adviser to the Fund, and its affiliates, without additional compensation, may solicit proxies in person or by telephone, telegraph, facsimile, or oral communication. Shareholder Communications Corporation ("SCC") has been engaged to assist in the solicitation of proxies. As the meeting date approaches, certain shareholders of the Fund may receive a telephone call from a representative of SCC if the Fund has not yet received their vote. Authorization to permit SCC to execute proxies may be obtained by telephonic or electronically transmitted instructions from shareholders of the Fund. Proxies that are obtained telephonically will be recorded in accordance with the procedures set forth below. Management of the Fund believes that these procedures are reasonably designed to ensure that the identity of the shareholder casting the vote is accurately determined and that the voting instructions of the shareholder are accurately determined. The Fund has received an opinion of its Maryland counsel that addresses the validity, under the applicable law of the State of Maryland, of authorization to execute a proxy given orally. The opinion given by the Fund's Maryland counsel concludes that a Maryland court would find that there is no Maryland law or public policy against the acceptance of proxies signed by an orally-authorized agent provided it adheres to the procedures set forth below. The cost of this assistance is expected to be approximately $15,000. The costs associated with such solicitation and the Meeting will be borne by the Fund.

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
     In all cases where a telephonic proxy is solicited, the SCC representative is required to ask for each shareholder's full name, address, social security or employer identification number, title (if the shareholder is authorized to act on behalf of an entity, such as a corporation), the number of shares owned and to confirm that the shareholder has received the proxy statement card in the mail. If the information solicited agrees with the information provided to SCC by the Fund, then the SCC representative has the responsibility to explain the process, read the proposals listed on the proxy card, and ask for the shareholder's instructions on each proposal. The SCC representative, although he or she is permitted to answer questions about the process, is not permitted to recommend to the shareholder how to vote, other than to read any recommendations set forth in the proxy statement. SCC will record the shareholder's instructions on the card. Within 72 hours, SCC will send the shareholder a letter or mailgram to confirm his or her vote and asking the shareholder to call SCC immediately if his or her instructions are not correctly reflected in the confirmation.

     If the shareholder wishes to participate in the meeting of shareholders, but does not wish to give his or her proxy by telephone, the shareholder may still submit the proxy card originally sent with the proxy statement or attend in person. Should shareholders require additional information regarding the proxy or replacement proxy cards, they may contact SCC toll-free at 1-800-733-8481, Extension 425. Any proxy given by a shareholder, whether in writing or by telephone, is revocable.

     Each share of Common Stock, $.001 par value, of the Fund (the "Common Stock") is entitled to one vote. A shareholder may revoke the accompanying proxy or a proxy given telephonically at any time prior to its use by filing with the Fund a written revocation or duly executed proxy bearing a later date. In addition, any shareholder who attends the Meeting in person may vote by ballot at the Meeting, thereby cancelling any proxy previously given. The persons named in the accompanying proxy will vote as directed by the proxy, but in the absence of voting directions in any proxy that is signed and returned, they intend to vote FOR each of the proposals and may vote in their discretion with respect to other matters not now known to the Board of the Fund that may be presented at the Meeting.

     Shareholders of the Fund at the close of business on January 19, 1996 (the "Record Date") will be entitled to be present and give voting instructions for the Fund at the Meeting with respect to their shares of Common Stock owned as of such record date. Each share of Common Stock is entitled to one vote. As of December 31, 1995, there were 14,141,241.452 shares of Common Stock outstanding and entitled to vote as of such record date, representing total net assets of approximately $209,758,920.

     A majority of the outstanding shares of the Fund on the Record Date, represented in person or by proxy, must be present to constitute a quorum for the transaction of the Fund's business at the Meeting.

     A "Majority Vote" is required for the approval of Proposals 1a, 1b and 1c. For the purposes of this requirement, a "Majority Vote" shall mean a "majority of the outstanding voting securities" of the Fund as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), i.e., (i) 67% or more of the shares of the Fund present at the Meeting if more than 50% of the outstanding shares of the Fund are represented at the Meeting in person or by proxy, or (ii) more than 50% of the outstanding shares of the Fund, whichever is less. The vote of a majority of the shares outstanding is required for the approval of Proposal
2. If the change in investment policy in Proposal 1a is not approved by the shareholders, Proposal 1b will not be adopted, even if the shareholder vote necessary to adopt it is received.

     For Proposal 3, determining that the Fund should remain a closed-end company, no minimum vote is required to remain closed-end. To convert the Fund to an open-end investment company, a Majority Vote, as defined above, against the Proposal is required. A majority of the votes cast at the Meeting is required for the election of Board Members (Proposal 4) and for the ratification of independent accountants (Proposal 5).

     If a quorum is not present at a Meeting, or if a quorum is present but sufficient votes to approve any or all of the Proposals are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. In determining whether to adjourn the Meeting, the following factors may be considered: the nature of the Proposals that are the subject of the Meeting, the percentage of votes actually cast, the percentage of negative votes actually cast, the nature of any further solicitation and the information to be provided to shareholders with respect to the reasons for the solicitation. Any adjournment will require the affirmative vote of a majority of those shares represented at the Meeting in person or by proxy. A shareholder vote may be taken on one or more of the Proposals in this combined proxy statement prior to any adjournment if sufficient votes have been received with respect to a Proposal. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the Special Meeting of the Fund for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor or against such matter. If a broker returns a "non-vote" proxy, indicating a lack of authority to vote on a matter, then the shares covered by such non-vote shall be deemed present at the Special Meeting for purposes of determining a quorum, but shall not be deemed represented at the Special Meeting for purposes of calculating the vote with respect to such matter.

     To the knowledge of the Fund, as of December 31, 1995, no current Director of the Fund owns 1% or more of outstanding shares of the Fund and the officers and Directors of the Fund own, as a group, less than 1% of the shares of the Fund. To the knowledge of the Fund, as of December 31, 1995, no person owned beneficially more than 5% of the outstanding shares of the Fund.

     Pilgrim America, whose address is Two Renaissance Square, 40 North Central Avenue, Suite 1200, Phoenix, Arizona 85004, is the Investment Manager of the Fund.

1. A. PROPOSAL TO AMEND THE FUND'S FUNDAMENTAL INVESTMENT POLICY REGARDING INVESTMENT IN REGIONAL BANK SHARES

     The Fund's Board of Directors has approved a change in the fundamental investment policies of the Fund. The primary investment objective of the Fund is capital appreciation, and income is a secondary objective. The Fund's fundamental policies currently provide the following:

          The Fund seeks to achieve its objectives by investing, under normal market conditions, at least 65% of its total assets in equity securities of Regional Banks with consolidated assets of $1 billion or more and the bank holding companies of such banks.

For these purposes, equity securities include common stocks and securities convertible into common stock (such as convertible bonds, convertible preferred stock, and warrants) but do not include non-convertible preferred stocks or adjustable rate preferred stocks.

     The Fund's Board of Directors has approved a change in the Fund's investment policy to expand the type of depository institutions in which the Fund may invest in seeking its investment objectives. The new policy would be as follows:

          The Fund seeks to achieve its objectives by investing, under normal market conditions, at least 65% of its total assets in the equity securities of (i) national and state chartered banks other than money center banks, (ii) thrifts, (iii) the holding or parent companies of such depository institutions, and (iv) in savings accounts of mutual thrifts.

The purpose of this change is to provide the Fund with greater flexibility in pursuing its investment objectives and to better enable the Fund to select portfolio securities that are believed to be well positioned to take advantage of attractive investment opportunities developing in banking and related industries and the trend toward consolidation in these industries.

     The policy of investing at least 65% in equity securities of regional banks and their holding companies has been designated in the prospectuses for the Fund as fundamental, and a change in this policy requires approval of a Majority Vote (as defined above).

BACKGROUND OF THE CURRENT INVESTMENT POLICY

     When the Fund adopted its investment policy regarding regional banks at the time of the Fund's initial public offering in 1986, the Fund's prospectus noted a distinction between the activities of regional banks and those of smaller banks and thrifts. These smaller banks and thrifts, which include savings and loan associations and savings banks, typically offered fewer services than larger regional banks and limited their activities to smaller geographical areas. Because of these differences, the manager of the Fund then believed that regional

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

banks offered the best potential for future growth and were best able to take advantage of trends that the manager perceived in the banking industry, including the trends toward deregulation and interstate banking.

     The Fund has continued to make this distinction between the various types of banks. In the Fund's prospectus for its 1993 rights offering, the distinctions between the various types of commercial banks were described as follows:

          Although commercial banks range in size from small banks under $10 million in total assets to the largest bank holding companies with assets well over $100 billion, they can be classified into three general categories. A "Money Center Bank" is a bank or bank holding company that is typically located in an international financial center and has a strong international business with a significant percentage of its assets outside the United States. "Regional Banks" are banks and bank holding companies which provide full service banking, often operating in two or more states in the same geographic area, and whose assets are primarily related to domestic business. Regional Banks are typically smaller than Money Center Banks and also may include banks conducting business in a single state or city and banks operating in a limited number of states in one or more geographic regions. The third category, which constitutes the majority in number of banking organizations are smaller institutions that are more geographically restricted and less well-known than Money Center Banks or Regional Banks and are commonly described as "Community Banks" (emphasis added).

EFFECT OF THE PROPOSED AMENDMENT

     The Fund's Investment Manager has told the Board of Directors that, increasingly, the distinction between regional banks and smaller community banks and thrifts has become blurred. In particular, there is a growing trend for thrifts and community banks to offer many of the same services as regional banks, and to expand their business in new geographic areas. Many community banks and thrifts, as well as smaller regional banks, have been acquired by regional banks, and the Investment Manager believes that other depository institutions will be attractive candidates for acquisition. The Investment Manager also believes that the same type of opportunities that the Fund sought when it commenced operations in 1986, including opportunities from trends in the banking industry towards deregulation, consolidation, and interstate banking, are now presented by a broader array of depository institutions.

     Fund management believes that the proposed new investment policy would better reflect the changes that have occurred in the banking industry and would allow the Fund to take greater advantage of the investment opportunities offered by community banks and thrifts. The proposed investment policy would also allow the Fund to invest assets in savings accounts of mutual thrifts, which would allow the Fund to purchase securities at an advantageous price should such thrifts convert to stock companies.

     In sum, the effect of the proposed amendment would be to change the Fund's primary investment policy, i.e. the way the Fund invests at least 65% of its assets, as follows:

      (i) remove the restriction on investment in regional banks having less than $1 billion in consolidated assets,

      (ii) allow the Fund to increase its investment in thrifts and state-chartered and community banks,

     (iii) allow the Fund to invest in the savings accounts of mutual thrifts.

     The Fund will retain unchanged its policy permitting the Fund to invest the remaining 35% of its total assets in the equity securities, including preferred stocks or adjustable rate preferred stocks, of Money Center Banks, other financial services companies, other issuers deemed suitable by Pilgrim America, and in Debt Securities. "Debt Securities" for these purposes are nonconvertible debt securities (including certificates of deposit, commercial paper, notes, bonds or debentures) that are either issued or guaranteed by the United States Government or agency thereof or issued by a corporation or other issuer and rated investment grade or comparable quality by at least one nationally recognized rating organization. Investments by the Fund pursuant to this policy are not restricted to investments in financial institutions or to any other industry, or to investments in U.S. companies, but may be made solely at the discretion of Pilgrim America and the Fund, subject, of course, to the other investment restrictions imposed by the Fund.

     The Fund would also retain unchanged its policy regarding temporary defensive investments. When the Investment Manager determines that it is in the best interest of the Fund to assume a temporary defensive position due to an unusual degree of financial unsteadiness or risk existing in the banking and related industries, the Fund may invest more than 25% and as much as 100% of its total assets in Short-Term Debt Securities. "Short-Term Debt Securities" for these purposes are Debt Securities maturing within one year from the date of purchase. To the extent that the Fund is in a temporary defensive position, it will not be able to pursue its investment objective. Assumption of a temporary defensive position is purely discretionary with the Investment Manager, and it is believed the Fund has yet to assume a temporary defensive position since it commenced operations.

     Also unchanged is that the Fund has no policy regarding the degree of liquidity of the securities it will purchase.

     Legislation, Regulation and Policies Affecting the Thrift Industry. The thrifts in which the Fund seeks to invest generally are subject to the same risks as the banks in which the Fund currently invests. Such risks include interest rate changes, credit risks, and regulatory risks. Because thrifts differ in certain respects from banks, however, thrifts may be affected by such risks in a different manner than banks. Traditionally, thrifts have different and less diversified products than banks, have a greater concentration of real estate in their lending portfolio, and are more concentrated geographically than banks.

     Thrifts and their holding companies are subject to extensive government regulation and supervision. Such regulations have undergone substantial change in the past decade and are likely to continue to experience substantial change in the coming years. Significant developments have included: deregulation of interest rates; additional conversions of thrift institutions from mutual to stock form; increased competition with other types of financial institutions; regional expansion; increased numbers of mergers and acquisitions; increased numbers of failures or federally assisted takeovers in the late 1980's (although the rate of failures has decreased in recent years); increases in capital requirements; the de-regulation and subsequent re-regulation of thrifts' business operations; and the enactment of significant legislation to finance the Savings Association Insurance Fund ("SAIF") (formerly, the Federal Savings and Loan Insurance Corporation) and generally to restructure the industry. From time to time, changes in law and regulation have permitted greater diversification of the financial products of both banks and thrifts and increased their ability to expand by acquisition or branching across state lines and to engage in non-banking activities. Thrifts currently pay substantially higher deposit insurance premiums to the SAIF than banks pay to the Bank Insurance Fund. Congress may in the future equalize the premiums, and a one time charge may be necessary to accomplish this, but there can be no assurance whether or when Congress will enact such legislation. The thrifts in which the Fund may invest may also be exposed to risks from creating, dealing or holding derivative instruments.

RECOMMENDATION AND REQUIRED VOTE

     Assuming a quorum is present, a Majority Vote, as defined above, is required to approve the amendment to the Fund's investment policy.

               THE BOARD OF DIRECTORS OF THE FUND RECOMMENDS THAT
                 SHAREHOLDERS OF THE FUND VOTE FOR THE PROPOSED
              CHANGES TO THE FUND'S FUNDAMENTAL INVESTMENT POLICY
                  REGARDING INVESTMENT IN REGIONAL BANK SHARES

1. B. PROPOSAL TO AMEND THE FUND'S FUNDAMENTAL INVESTMENT RESTRICTION ON INVESTING MORE THAN 25% OF THE FUND'S ASSETS IN ANY INDUSTRY OTHER THAN THE BANKING INDUSTRY

     If Proposal 1a, changing the Fund's investment policy regarding investment in regional banks, is adopted, the Fund will be investing at least 65% of its assets in the equity securities of commercial banks, and in other types of depository institutions and in the depository accounts of mutual savings and loan institutions. Currently, the Fund is subject to an investment restriction that prohibits the Fund from investing more than 25% of its total assets in any industry or industries other than the banking industry, except for temporary defensive purposes. Because the types of depository institutions in which the Fund would be permitted to invest under the proposed new investment policy may not be considered to be part of the "banking" industry, the current restriction could limit the ability of the Fund to invest in depository institutions to the extent that would otherwise be permitted under the Fund's proposed new investment policy.

     Accordingly, the Board of Directors has recommended that the Fund's investment restriction be amended as follows:

     [The Fund may not] invest more than 25% of its total assets in any industry or industries other than the banking and thrift industries, except for temporary defensive positions.

     This proposal will only be adopted if the shareholders of the Fund approve the adoption of Proposal 1a.

RECOMMENDATION AND REQUIRED VOTE

     Assuming a quorum is present, a Majority Vote, as defined above, is required to approve the amendment to the Fund's investment restriction.

               THE BOARD OF DIRECTORS OF THE FUND RECOMMENDS THAT
                 SHAREHOLDERS OF THE FUND VOTE FOR THE PROPOSED
            CHANGES TO THE FUND'S FUNDAMENTAL INVESTMENT RESTRICTION

1. C. PROPOSAL TO ELIMINATE THE FUND'S FUNDAMENTAL INVESTMENT RESTRICTION ON INVESTING IN THE SECURITIES OF OTHER INVESTMENT COMPANIES

     The Board has also proposed that the Fund's fundamental investment restriction on investing in the securities of other investment companies be eliminated so that the Fund may invest in other investment companies. The purpose of the proposed change is to provide the Fund greater flexibility in pursuing its investment objective. Approval of the recommended change does not automatically mean that the Fund would purchase securities of other investment companies. An investment analysis would be conducted before investment decisions on those securities, just as they are currently conducted on other portfolio candidates. Lifting the restriction on investing in investment companies will provide the flexibility to take advantage of investment opportunities arising from other investment companies. Under current law, investment by the Fund in other investment companies would be limited by the 1940 Act.

     If the Fund were to invest in another investment company, the underlying investment company would incur expenses for advice and operations. Therefore, the Fund's shareholders would pay for the expenses of the Fund and also contribute to the expenses borne by a fund held in its portfolio. Thus, there could be a layering of fees. However, an investment company may nonetheless present an attractive investment opportunity. Further, if shares of other closed-end companies are considered, they may trade at a discount from their net asset value, in which case, the Fund would have the advantage of getting a "premium" on its investment dollar (although there is no assurance that the Fund would realize a premium when it sells the shares).

     Currently, the Fund's investment restriction regarding investing in the securities of other investment companies is as follows:

     [The Fund may not] purchase securities of other investment companies, except in connection with a merger, consolidation, acquisition or reorganization.

If the shareholders approve this proposal, this restriction would be eliminated. If so eliminated, investment in investment companies would still be subject to limitations under applicable law.

     Under the 1940 Act, the Fund is subject to various restrictions in purchasing the securities of closed-end and open-end investment companies. The 1940 Act currently limits the Fund, immediately after a purchase, to: (i) owning no more than 3% of the total outstanding voting stock of any other investment company;

(ii) having no more than 5% of its total assets invested in securities of another single investment company; and (iii) investing no more than 10% of its total assets in the securities of other investment companies.

RECOMMENDATION AND REQUIRED VOTE

     Assuming a quorum is present, a Majority Vote, as defined above, is required to approve the elimination of the Fund's investment policy.

               THE BOARD OF DIRECTORS OF THE FUND RECOMMENDS THAT
              SHAREHOLDERS OF THE FUND VOTE FOR THE ELIMINATION OF
                 THE FUND'S FUNDAMENTAL INVESTMENT RESTRICTION
                     REGARDING INVESTMENT IN THE SECURITIES
                         OF OTHER INVESTMENT COMPANIES

2. PROPOSAL TO AMEND THE FUND'S RESTATED ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE FUND

     The Investment Manager proposes to amend the Fund's Restated Articles of Incorporation (the "Amendment") to change the name of the Fund. The name of the Fund, Pilgrim Regional BankShares Inc., reflects the current investment policy of the Fund which is to invest at least 65% of its assets in the equity securities of regional banks. The Investment Manager believes it is in the best interest of the Fund to change its investment policy and investment restrictions as described in Proposals 1a and 1b. To reflect this change the Investment Manager proposes to amend the Restated Articles of Incorporation to change the name of the Fund. The name change reflecting the Fund's changed investment policies will only be proposed if the shareholders of the Fund approve the adoption of Proposal 1a. It is also proposed to change the name of the Fund from "Pilgrim" to "Pilgrim America" to conform the Fund's name to the name of the family of funds managed by the Investment Manager. Therefore, if Proposal 1a is approved by shareholders of the Fund, the Investment Manager proposes to amend the Restated Articles of Incorporation to change the name of the Fund to:

                  "Pilgrim America Bank and Thrift Fund, Inc."

     If Proposal 1a is not approved by shareholders, the Investment Manager proposes to amend the Restated Articles of Incorporation to change the name of the Fund to:

                  "Pilgrim America Regional BankShares, Inc."

RECOMMENDATION AND REQUIRED VOTE

     Assuming a quorum is present, the affirmative vote of the holders of a majority of the outstanding shares of the Fund is required to approve the amendment of the Fund's Restated Articles of Incorporation.

               THE BOARD OF DIRECTORS OF THE FUND RECOMMENDS THAT
               SHAREHOLDERS OF THE FUND VOTE FOR THE AMENDMENT TO
                 THE FUND'S RESTATED ARTICLES OF INCORPORATION

3. PROPOSAL TO REMAIN A CLOSED-END INVESTMENT COMPANY

BACKGROUND

     The Restated Articles of Incorporation of the Fund require that, in the first six months of 1996, the Board of Directors call a meeting of shareholders for the purposes of determining whether the Fund should be converted from a closed-end investment company to an open-end investment company. A Majority Vote, as previously defined, would be required for such a conversion.

     At the Fund's October 1995 Board meeting, the Board considered the issue of conversion to open-end status. In particular, the Board reviewed materials presented to it by Fund management, including detailed information concerning the legal and operational differences between closed-end and open-end investment companies, the Fund's operations and performance to date as a closed-end fund, the historic relationship between the market price of its shares and their net asset value, and the possible effects of conversion on the Fund. The Board voted unanimously in favor of the Fund remaining a closed-end investment company and recommended that a proposal to that effect be presented to the shareholders.

     In particular, the Board believes that the closed-end nature of the Fund has been important to the Fund's investment strategies, and that performance to date as a closed-end fund has served its shareholders well. The Board further believes that conversion of the Fund to an open-end investment company could have a detrimental effect on the long-term investment goals of the Fund by requiring the Fund to change its investment strategies to decrease its holdings in less liquid securities and to sell securities to increase its cash reserves for the purposes of meeting redemptions. A conversion could also expose the Fund to risks of a substantial reduction in size and a corresponding increase in the Fund's expenses as a percentage of net asset value. Moreover, sale of Fund holdings could cause the Fund to realize substantial long term capital gains, which would be taxed to Fund shareholders.

     Because open-end investment companies are required to redeem their shares at net asset value, conversion of the Fund to an open-end investment company would have the effect of eliminating any discount between the market value per share and the net asset value per share of the shares of the Fund. The Fund's shares have historically traded at both a discount and a premium to the net asset value, although at most times they have traded at a discount to net asset value. As of December 29, 1995, the market price of a share of the Fund was $12.875, and the net asset value per share was $14.83.

     While conversion would eliminate the possibility of the Fund's shares ever trading at a discount from net asset value, the Board believes that eliminating the possibility of a discount does not justify the significant change in the Fund's investment strategy, the risk of reduced size, and the potential adverse effect on the Fund's investment performance, the expenses that conversion would entail, and the likely realization of capital gains, which would be taxed to shareholders. The factors considered by the Board are discussed in greater detail below.

COMPARISON BETWEEN CLOSED-END AND OPEN-END INVESTMENT COMPANIES

     Generally, closed-end funds, such as the Fund, neither redeem outstanding shares of their stock nor continuously offer new stock for sale; therefore, a closed-end fund operates with a relatively fixed capitalization. Shareholders who wish to buy or sell their shares generally must do so through a broker-dealer, and receive or obtain whatever price the market will bear. This price may be more or less than the net asset value per share of the closed-end fund's shares. Open-end funds, on the other hand, issue redeemable shares entitling shareholders to tender for their proportionate share of a fund's net asset value. Also, open-end funds generally issue new shares at the fund's net asset value.

     In addition to the structural distinctions between the two types of funds, several other significant distinctions exist. These distinctions give rise to advantages and disadvantages to the Fund if, on the one hand, it remains closed-end or if, on the other hand, it converts to open-end. Based upon a report provided by the Investment Manager, the Board of Directors has considered the advantages and disadvantages to the Fund and its shareholders associated with remaining closed-end or converting to open-end. The Board considered these advantages and disadvantages in reaching its conclusion that the Fund should remain closed-end. These advantages and disadvantages are described below.

ADVANTAGES OF REMAINING A CLOSED-END INVESTMENT COMPANY

     1. Investment Strategies

     Because they do not have to be concerned about maintaining cash to be able to pay redemptions, and because they usually do not have inflows of new capital from offering new shares, closed-end funds may be more fully invested than open-end funds. In contrast, open-end funds generally maintain some buffer of cash and highly liquid assets to meet net redemptions and must consider cash flow needs when making investment decisions. Open-end funds always face the possibility of having to liquidate portfolio securities at an inopportune time to meet redemption demands. Closed-end funds, therefore, have more flexibility to invest with greater emphasis on long-term appreciation.

     As stated in the Fund's prospectus dated January 24, 1986 and the Fund's prospectus dated June 1, 1993, the primary investment objective of the Fund is long-term capital appreciation. Income is only a secondary objective. As of December 31, 1995, 98% of the Fund's total assets were invested in equity securities. Apart from a short time in 1992 and 1993 following rights offerings, the Fund has been fully invested consistent with its objectives and policies. In keeping with its goal of long-term capital appreciation, the portfolio turnover of the Fund is low. For the period ended December 31, 1995, the portfolio turnover rate was 12.96%. Fund management believes that this low portfolio turnover rate is partially due to the fact that, as a closed-end fund, the Fund has not had to meet fluctuating demands for cash.

     The Board of Directors believes that the Fund's investment strategies as a closed-end fund has produced favorable results for shareholders. The Fund recently received a five star rating from Morningstar, Inc. for investment companies in the Closed-end Equity Fund category.1 This is the highest ranking given by Morningstar. For the year ended December 31, 1995, the total return based on net asset value was 49.69%. Between January 1, 1995 and December 31, 1995, the Fund grew from $155,088,190 to $217,964,468 in total assets, which increase is attributable in large part to capital appreciation. If the Fund's investment strategies were to change or the size of the Fund were to decrease, the Fund's performance could be affected.

     While the Fund's performance record is not entirely due to the closed-end nature of the Fund (other factors include the quality of Fund management and the timeliness of the Fund's investment strategy), the Investment Manager has reported to the Board that the closed-end structure has contributed to this performance. It has enabled the Fund to be more fully invested, and has allowed the Fund to be managed without an emphasis on the liquidity of its securities. As discussed below, the closed-end nature of the Fund allows it to invest in a greater percentage of relatively illiquid securities, that in the opinion of the Fund's manager, have above-average long-term appreciation opportunity. Fund management believes that this flexibility has enhanced performance and has been in the best interests of the Fund and its shareholders.

     As an open-end investment company, the Fund would be more vulnerable to market swings. Large net purchases of shares may occur around market highs and net redemptions around market lows, which may be bad times to invest or liquidate portfolio positions. In a falling market, for example, redemptions may increase and liquidation of portfolio securities in an open-end fund must increase to meet those redemptions. In the event temporary investments and borrowing are exhausted, the Fund would have to raise cash quickly, and might be forced to sell securities with good growth prospects or that have the greatest liquidity, which, in either instance, the Fund might prefer to hold. Moreover, net redemptions may have a "snowball" effect in that the adverse effects on the Fund may in turn cause still more redemptions. This could magnify the impact of any market changes.

     Fund management believes that a strategy to address net redemptions would, at least in the short term, be inconsistent with the Fund's investment objectives and detrimental to the interests of shareholders. As discussed above, the Fund's investment strategy emphasizes acquisitions for long-term investment. The Fund often acquires and holds securities of banking companies that it believes are potential candidates for acquisition. These securities may be relatively illiquid. A strategy to address net redemptions would require the Fund to modify this strategy by investing primarily in more liquid securities, and perhaps to sell some of its holdings.

---------------

     1 Morningstar proprietary ratings reflect historical risk-adjusted performance as of 11/30/95. The ratings are subject to change every month. Past performance is no guarantee of future results. Morningstar ratings are calculated from the Fund's three-, five-, and ten- year average annual returns (if available) in excess of 90-day Treasury bill returns with appropriate fee adjustments, and a risk factor that reflects fund performance below 90-day T-bill returns. The Fund was rated against 93, 77 and 17 equity funds for the three-, five- and ten- year periods. Ten percent of funds in a rating universe receive five stars, 22.5% receive four stars, 35% receive three stars, 22.5% receive two stars and 10% receive one star.

     2. Liquidity

     In general, under current federal law and the law of some states, open-end funds may not have more than 15% of their holdings in illiquid securities. In addition, the laws of some states limit investment by open-end funds in restricted securities (unless liquid under certain procedures) to 10% of the total assets of a fund. Closed-end funds, on the other hand, face no such restrictions.

     Some of the bank securities in which the Fund invests are not listed or traded on a national securities exchange or on the National Association of Securities Dealers Automated Quotation System, or they may be listed but trade infrequently. As a result, the market for these securities may not be as active as that of some exchange-or NASDAQ-traded securities. Consequently, such securities could be deemed to be illiquid securities. The Fund currently has no policy regarding the degree of liquidity of the securities it purchases. The Fund's Investment Manager has reported to the Board that as of January 9, 1996 nearly 31% of the Fund's net assets are securities that are illiquid or marginally liquid under SEC guidelines.

     The Investment Manager has reported to the Board that it believes that the ability to invest in less liquid securities has made an important contribution to the Fund's performance. In the event of conversion to an open-end fund, the Fund would be required to sell securities in order to meet the liquidity requirements for open-end funds. This would require a sell-off of many of the positions described above. Fund management believes that it is in the best interests of the Fund to retain its current holdings. A limitation on the ability of the Fund to hold illiquid securities would also limit the Fund's future investment flexibility and possibly its performance.

     3. Size of the Fund and the Fund's Expense Ratios

     Open-end funds tend to be more subject to fluctuations in size than closed-end funds due to the possibility of net redemptions. Depending on the size of the discount of share value to net asset value, conversion of the Fund could result in a substantial number of shares being presented for redemption. This could result in a decline in the size of the Fund. As of December 31, 1994, the Fund had $155.1 in total assets. By December 31, 1995, total assets had grown to approximately $218 million.

     Decreasing the size of the Fund would likely result in increased expenses per share. The Fund incurs certain operational expenses, including investment advisory fees, custodial fees, transfer agency fees, legal and audit fees, and others. The Fund's current Investment Management Agreement provides investment management fees with breakpoints that reduce the per share fee as the Fund's assets increase.2 For the year ended December 31, 1995, this amounted to an advisory fee of .78%, expressed as a ratio to average net assets. If the Fund were to shrink to $150,000,000 or $100,000,000, the advisory fee expressed as a ratio to net assets would be .79% and .83%, respectively.

     Some of the Fund's other expenses, such as custody fees, are likely to decrease if the Fund's assets decrease on an absolute basis, although they may increase as a percentage of total assets. Other expenses, such as professional and Directors fees, are more fixed and will either remain the same or decrease more slowly than the asset shrinkage. Thus, a reduction in the Fund's size would result in expenses being spread over fewer assets, and would increase the expense ratio of the Fund, i.e., the ratio of expenses to average net assets.

     In addition, if the expense ratio were to increase by too much, it could impede the ability of the Fund to compete with other, similar funds. This could result in further redemptions by shareholders. Fund management believes that if the Fund were to shrink to less than $50,000,000 in total assets, there would be a risk that

---------------

     2 Currently, the investment management fees as a percentage of average net assets are:

                    AVERAGE WEEKLY
                      NET ASSETS        MANAGEMENT FEES
                    --------------      ---------------
                  $0 to $30 million          1.00%
                  Next $95 million           0.75%
                  over $125 million          0.70%

the Fund would not be economically viable, and might have to be liquidated or merged with another investment company.

     4. Tax Ramifications

     In meeting shareholder redemptions if the Fund converts to open end, the Fund would be required to sell portfolio securities. The Fund owns many securities that have been held for a considerable time and that have current market values in excess of their original cost. These appreciated securities represent a substantial portion of the net asset value of the Fund. If the Fund is required to sell these appreciated securities to meet significant redemptions made by shareholders, adverse tax consequences would occur. First, those shareholders who redeem their shares would face a tax liability on the gains recognized upon redemption. Second, capital gains would be realized by the Fund as it sells securities to raise cash to meet such redemptions. As required by the Internal Revenue Code for regulated investment companies, these gains would be passed on to the remaining shareholders in the form of distributions and would be taxable to the shareholders at the current capital gains tax rate. To make this distribution, the Fund may be required to sell additional portfolio securities, thereby reducing further the size of the Fund and, possibly, creating additional capital gain.

     As of December 31, 1995, the Fund reflected an appreciation over book value of securities held of $92.1 million. The Investment Manager reported to the Board that it is likely that the Fund would recognize some capital gain if it were required to sell portfolio securities in connection with converting to an open-end fund, and the gain would be passed on to shareholders who would have to pay taxes on it. For example, assuming the maximum federal capital gains rate is 28% and assuming that the securities representing 100% of the total unrealized appreciation at December 31, 1995 ($92,144,893) are liquidated, this translates to a potential tax liability of $25,800,570, based on 14,141,241.452 shares outstanding at December 31, 1995, or $1.82 per share. This represents 12.3% of the $14.83 net asset value at that date. If securities representing 50% of the total unrealized appreciation were liquidated, the potential tax liability would be $12,900,285, or $.91 per share, representing 6.2% of the net asset value on that date.

     The factors described in numbers 1 through 4 above were considered by the Board to be the most important factors in considering the question of converting to an open-end fund. Other factors that are less important but that the Board also considered are described below.

     5. New York Stock Exchange Listing

     The Fund is currently listed on the New York Stock Exchange (the "NYSE"). Conversion to an open-end fund would result in the loss of this listing. This could be disadvantageous for the Fund because some investors may consider a listing on the NYSE to be important.

     6. Reporting of Net Asset Value

     As an open-end fund, the Fund would be required to compute net asset value on a daily basis, as opposed to on a weekly basis for a closed-end fund. This would result in increased expenses for the Fund.

     7. Blue Sky Restrictions and Costs

     Because the Fund is listed on the NYSE, the offering of its shares is not required to be registered under the securities laws of most states. As an open-end fund no longer listed on the NYSE, it would be required to observe certain state investment limitations from which it is now exempt. For example, the laws of some states limit the investment by open-end funds in restricted securities (unless liquid under certain procedures) to 10% of the total assets of a fund. While state investment limitations probably would not require changing fundamental investment policies of the Fund and may not have a significant impact on the Fund's investment operations, the Fund would incur expenses in connection with registering in the states. It is estimated that this cost would be approximately $60,000 to $80,000 annually.

     8. Underwriting Costs

     If the Fund were to convert to open-end status it would need to sell new shares in order to offset redemptions or to grow. A principal underwriter would be needed for selling the new shares. The cost of underwriting could be paid either by purchasers (in the form of a front-end load) or by current stockholders (in the form of a Rule 12b-1 distribution plan, which would require separate shareholder approval). Redemption fees and contingent deferred sales charges may also be employed. Currently, Rule 12b-1 fees for the open-end investment companies in the Pilgrim America Group range from an annual rate of
 .25% to 1.0%. A selling effort would likely result in increased costs to the Fund.

     9. Leverage; Raising Capital

     The ability to borrow is more restricted in the case of open-end funds than it is in the case of closed-end funds. Closed-end funds can also issue preferred stock, not permitted to open-end funds. The Fund to date has not utilized this additional flexibility.

ADVANTAGES OF CONVERSION TO AN OPEN-END INVESTMENT COMPANY

     1. Redeemability of Shares; Benefit to Stockholders

     If the Fund converts to open-end status, shareholders would be able to tender their shares for the pro rata portion of the Fund's net asset value represented by such shares. Since the commencement of operations of the Fund, its shares have frequently traded at a discount to market value (although on occasion the shares have traded at a premium). Thus, upon conversion of the Fund to an open-end investment company, shareholders of the Fund could realize promptly the full value of the underlying assets. However, if the Fund is converted to an open-end fund, any discount on the Fund's shares would most likely be reduced prior to the date of such conversion because the market, in anticipation of the ability to redeem shares at net asset value, would most likely cause the market price for the Fund's shares to increase to net asset value. In addition, if the Fund were to institute a redemption fee, the benefit resulting from the discount would be further reduced.

     Although conversion would eliminate the possibility of suffering a discount on a sale of Fund shares, it would also eliminate the possibility of realizing a premium. Moreover, the discount to net asset value can also benefit stockholders. Stockholders of the Fund who participate in the dividend reinvestment plan currently benefit from lower reinvestment prices because of the discount. In addition, the discount allows shareholders who purchase at a discount to have more assets than they invested working for them. This can enhance returns from investment in the Fund and enhance yield in relation to other dividend-paying securities.

     The Board of Directors is concerned that the benefit to redeeming shareholders would come at the expense of the Fund and shareholders who remain in the Fund. Fund management believes that conversion would hurt performance and would limit the ability of the Fund to hold less liquid securities, which have helped its performance. In particular, the Board is concerned that, to meet redemptions, the Fund would be required to (1) sell some holdings that have substantial capital appreciation, which would result in mandatory distributions and taxation to shareholders for realized gains, and (2) to dispose of positions of less liquidity. At December 31, 1995, approximately 42.3% of the Fund's total asset value represented the unrealized capital appreciation of securities held by the Fund. The recognition of capital gains could largely offset gains that a shareholder would realize through redemption, or, if a shareholder redeems prior to a distribution, cause remaining shareholders to bear the entire tax burden.

     2. Raising Capital

     A closed-end fund trading at a discount may not be able to raise capital through share sales when it believes further investment would be advantageous because the 1940 Act restricts the ability of a closed-end fund to sell new shares at a price below net asset value. (A closed-end fund, however, may raise capital through the issuance of rights to existing shareholders to purchase additional shares of the Fund, subject to certain limitations). Open-end funds, on the other hand, are priced at net asset value and therefore can sell additional shares at any time. By raising new capital, an open-end fund may be able to achieve greater economies of scale. However, in the case of the Fund, the possibility that the Fund will be able to increase its size is speculative in that the Fund's management believes that, at least in the short term, the Fund would be likely to experience shrinkage if it converts. Further, any possibility of achieving greater economies of scale is also speculative, particularly since any efforts to market the Fund likely would be accompanied by consideration of a Rule 12b-1 distribution plan that would be paid from Fund assets and would increase expenses.

     3. NYSE Listing Fees

     If the Fund were to become an open-end fund, it would no longer be listed on the NYSE. Delisting from the NYSE would save the Fund listing fees. Currently, these fees amount to $24,260 per year. However, as discussed above, the Fund would incur additional expenses from registering the offering of the Fund's shares pursuant to state blue sky laws. The Fund is currently exempt from registration in most states as a result of its NYSE listing.

     4. Voting Rights

     The voting rights of Fund shareholders would not change if the Fund converted to an open-end investment company. Shareholders would continue to be entitled to one vote per share and would not have cumulative voting rights.

     A registered investment company incorporated in Maryland, such as the Fund, is not required under Maryland laws to hold annual shareholder meetings if its Articles of Incorporation or By-Laws provide. The Fund's By-Laws currently provide that the Annual Meeting of Shareholders for the election of Directors and the transaction of other proper business shall be held on a date within 31 days after the first day of April of every year. In addition, as a company whose shares currently are traded on the New York Stock Exchange, the Fund is required by the regulations of that Exchange to hold annual meetings of shareholders. If the Fund were to convert to open-end, it would delist and no longer be subject to the regulations of the New York Stock Exchange. In such circumstance, the Board could amend the Fund's By-Laws to provide that the Fund would not be required to hold annual meetings of shareholders in any year except as required by law, saving the Fund the cost of those meetings. These meetings cost approximately $50,000 per year.

     5. Stockholder Services

     Open-end funds typically provide more services to stockholders than closed-end funds. These could include membership by the Fund in a "family of funds" consisting of a number of series of common stock of the Fund having different investment guidelines and objectives which could offer stockholders the option to transfer their investments between series, and permitting stockholders to effect some or all of the above transactions by telephone. The cost of such services would normally be borne by the Fund rather than by individual stockholders.

     In addition to the relative inherent qualities of closed-end and open-end investment companies, certain negative results will necessarily derive from the act of conversion itself:

EXPENSES RESULTING FROM CONVERSION

     The Fund would incur considerable expense, including legal, accounting, and other expenses of establishing a new structure. These expenses have been estimated to range from $190,000 to $220,000. These expenses could be offset somewhat by charging a redemption fee for the first few months that the fund is open-ended.

     Other expenses would include filing a Certificate of Amendment to the Fund's Restated Articles of Incorporation, which amendment would have to be approved by the stockholders of the Fund. In connection with such amendment, the Board would have to make any necessary changes to the By-Laws of the Fund. The Fund would be required to file a registration statement with the SEC covering the offering of shares of the

Fund, and register the shares with the appropriate states. As a result, the Fund would incur filing fees in connection with the SEC and state registrations, as well as printing and mailing costs.

     The Fund would also incur expenses in connection with the payment of any redemption of shares of the Fund. Redemptions would result in increased brokerage costs and increased recognition of taxable gains and losses.

ISSUES IN THE EVENT THE FUND CONVERTS TO AN OPEN-END FUND

     In the event the Fund's shareholders vote to convert the Fund to an open-end investment company, additional actions would have to be taken in order to effect the conversion. The Fund's Articles of Incorporation would have to be amended, requiring shareholder approval. In addition, it is likely that the Investment Manager would recommend that the Board of Directors consider the institution of a redemption fee (which may or may not be temporary) and the adoption of a distribution plan. In the event that the Board of Directors did adopt a distribution plan, shareholder approval for the plan would be required. The Board would consider whether the Fund would reserve the right to meet redemptions by delivering portfolio securities rather than paying redemption proceeds in cash.

     Given the number of steps required, it is estimated that the conversion process will take approximately six to nine months.

     In recommending to the Board that the Fund remain a closed-end investment company, the Board considered certain conflicts of interest. Mr. Stallings, who is an executive officer and Chairman of the Fund, is also an officer and director of the Investment Manager to the Fund. In addition, the officers of the Fund are also officers of the Investment Manager. The Investment Manager receives management fees from the Fund. The amount of these fees would decline approximately in proportion to any reduction in the Fund's assets resulting from redemptions.

     The proposal to remain a closed-end investment company was unanimously approved by the Board, including all of the Directors who are not "interested" persons of the Fund within the meaning of the 1940 Act.

RECOMMENDATION AND REQUIRED VOTE

     There is no minimum vote required to remain a closed-end investment company. However, to convert the Fund to an open-end investment company, a Majority Vote, as defined above, against the proposal will be required.

               THE BOARD OF DIRECTORS OF THE FUND RECOMMENDS THAT
               SHAREHOLDERS OF THE FUND VOTE FOR THE PROPOSAL TO
                     REMAIN A CLOSED-END INVESTMENT COMPANY

4. TO ELECT FIVE DIRECTORS TO SERVE UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED

     At the Meeting, five Directors will be elected to serve as directors, each to serve until his or her successor is duly elected and qualified. Each of the nominees are currently Directors. Mary Baldwin, Al Burton, Bruce Foerster, and Robert Stallings were last elected at the Special Meeting of Shareholders held on April 4, 1995. On August 28, 1995, the Board unanimously voted to increase the number of Directors of the Board from four to five, as provided for in the By-Laws of the Fund, and elected Jock Patton to fill the newly created Director's vacancy. Each nominee has consented to serve as a Director if elected; however, should any nominee become unavailable to accept election, an event not now anticipated, the persons named in the proxy will vote in their discretion for another person or persons who may be nominated as Director.

     The following table sets forth the name of each nominee and certain additional information.

                                                                                        YEAR FIRST
                                                                                         BECAME A
                                                   PRINCIPAL OCCUPATION                   BOARD
          NOMINEE             AGE                FOR THE LAST FIVE YEARS                  MEMBER
----------------------------  ---   --------------------------------------------------  ----------
Mary A. Baldwin, Ph.D. .....  55    Director of the Fund; Realtor, The Prudential          1995
                                    Arizona Realty for more than the last five years;
                                    Treasurer, United States Olympic Committee;
                                    Director or Trustee of each of the Funds in the
                                    Pilgrim America Group; Formerly on the teaching
                                    staff at Arizona State University.
Al Burton...................  66    Director of the Fund; President of Al Burton           1986
                                    Productions for more than the last five years;
                                    Executive Producer, Castle Rock Entertainment;
                                    Director or Trustee of each of the Funds in the
                                    Pilgrim America Group.
Bruce S. Foerster...........  53    Director of the Fund; President and Chief              1995
                                    Executive Officer, South Beach Capital (January
                                    1995-Present); Director or Trustee of each of the
                                    Funds in the Pilgrim America Group; Managing
                                    Director US Equity Syndicates Desk, Lehman
                                    Brothers (June 1992-December 1994); Managing
                                    Director Equity Transactions Group/Equity
                                    Syndicate, Paine Webber Incorporated (September
                                    1984-May 1992).
Jock Patton.................  49    Director of the Fund; President, StockVal, Inc.        1995
                                    (since 1992); Director and co-owner, StockVal,
                                    Inc. (1982-present). Director, Artisoft, Inc.;
                                    Partner and director, Streich, Lang (1972-1992);
                                    Director or Trustee of each of the Funds in the
                                    Pilgrim America Group (since August 1995).
Robert W. Stallings*........  46    Chairman, Chief Executive Officer and President of     1995
                                    the Fund (since April 1995); Chairman, Chief
                                    Executive Officer and President, Pilgrim America
                                    Group, Inc. and Pilgrim America Investments, Inc.
                                    (since December 1994); Director, Pilgrim America
                                    Securities, Inc. (since December 1994); Chairman
                                    and Chief Executive Officer, Express America
                                    Holdings Corporation (since August 1990) and
                                    Express America Mortgage Corporation (since May
                                    1991); Chairman, Chief Executive Officer and
                                    President, of each of the Funds in the Pilgrim
                                    America Group (since April 1995); Formerly
                                    Chairman and Chief Executive Officer of First
                                    Western Partners, Inc. of Scottsdale, Arizona, a
                                    consulting and management services firm to
                                    financial institutions and private investors
                                    (February 1990-December 1991); Chairman and Chief
                                    Executive Officer of Western Savings & Loan Assoc.
                                    (April 1989-February 1990).

---------------
* As an officer of Pilgrim America Investments, Inc., the Fund's investment adviser, Mr. Stallings is an "interested person" of the Fund, as defined in the Investment Company Act of 1940.

     During the Fund's fiscal year ended December 31, 1995, the Board held seven meetings. Mr. Burton attended all meetings. Ms. Baldwin, Mr. Foerster and Mr. Stallings, who became directors in April 1995, each attended five meetings. Mr. Patton, who became a director in August 1995, attended two meetings.

COMMITTEES

     The Board has an Audit Committee whose function is to meet with the independent accountants of the Fund in order to review the scope of the Fund's audit, the Fund's financial statements and interim accounting controls; and to meet with Fund management concerning these matters, among other things. This Committee currently consists of all of the independent directors (Mary A. Baldwin, Al Burton, Bruce Foerster and Jock Patton). During 1995, the Audit Committee met two times. Mr. Burton attended all of the meetings of the

Audit Committee. Ms. Baldwin and Mr. Foerster, who became directors in April 1995, and Mr. Patton, who became a director in August 1995, each attended the October 23, 1995 meeting. The Fund does not have a nominating or compensation committee.

REMUNERATION OF BOARD MEMBERS AND OFFICERS

     The Fund pays each "disinterested" Director, in addition to out-of-pocket expenses, the Fund's pro rata share, based on all of the investment companies in the Pilgrim America Group of: (i) an annual retainer of $20,000; (ii) $1,500 per quarterly and special Board meeting; (iii) $500 per committee meeting; and (iv) $100 per special telephonic meeting. The pro rata share paid by the Fund is based upon the Fund's average net assets for the previous quarter as a percentage of the average net assets of all of the funds in the Pilgrim America Group for which the Board Members serve in common as directors/trustees.

                               COMPENSATION TABLE

                      FISCAL YEAR ENDED DECEMBER 31, 1995

                                                                                              TOTAL
                                                                                          COMPENSATION
                                                                                          FROM FUND AND
                                                                                          FUND COMPLEX
             NAME OF PERSON, POSITION               AGGREGATE COMPENSATION FROM FUND     TO DIRECTORS(1)
--------------------------------------------------  --------------------------------     ---------------
Al Burton, Director...............................               $6,446                      $35,550
Mary A. Baldwin, Director(2)......................               $2,467                      $18,300
Bruce S. Foerster, Director(2)....................               $2,467                      $18,400
Jock Patton, Director(3)..........................               $1,437                      $ 8,800
Robert W. Stallings, Director(2)..................               $    0                      $     0

---------------
(1) The Fund Complex consists of the following funds in the Pilgrim America
    Group: Pilgrim America Master Series, Inc., which consists of Pilgrim America Masters Asia-Pacific Equity Fund, Pilgrim America Masters MidCap Value Fund, and Pilgrim America Masters LargeCap Value Fund, Pilgrim America Investment Funds, Inc., which consists of Pilgrim America MagnaCap Fund and Pilgrim America High Yield Fund, Pilgrim Government Securities Income Fund, Inc., Pilgrim Regional BankShares, Inc., and Pilgrim Prime Rate Trust.

(2) Commenced service as a director on April 5, 1995.

(3) Commenced service as a director on August 28, 1995.

RECOMMENDATION AND REQUIRED VOTE

     The affirmative vote of the holders of a simple majority of the shares of the Fund represented at the meeting, assuming a quorum is present, is required to approve the election of the nominees.

               THE BOARD OF DIRECTORS OF THE FUND RECOMMENDS THAT
         SHAREHOLDERS OF THE FUND VOTE FOR THE ELECTION OF THE NOMINEES

5. RATIFICATION OF THE SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     At a meeting of the Board held on June 7, 1995, the Board, including a majority of directors who are not "interested persons" as defined in the 1940 Act, as well as the directors who were members of the Audit Committee, selected the accounting firm of KPMG Peat Marwick LLP to act as the independent auditors of the Fund for the fiscal year ending December 31, 1995.

     Selection of KPMG Peat Marwick LLP resulted in a change in the Fund's independent auditor from the auditor used in prior years. A different auditing firm had served as independent auditors for the Fund with respect to its financial statements for the fiscal year ending December 31, 1994 and prior years. The Board considered the services of the former auditing firm to have been satisfactory. However, based upon a recommendation from the Investment Manager, the Directors deemed it appropriate at the meeting on June 7, 1995 to select KPMG Peat Marwick LLP as independent auditors. The Board has selected KPMG Peat Marwick LLP after considering that firm's experience as independent auditors to investment companies.

     The former auditing firm resigned as independent auditors of the Fund on October 25, 1995. Such auditing firm's report on the financial statements for either of the past two years has not contained an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. During the Fund's two most recent fiscal years, there were no disagreements with the former auditing firm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of that firm, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

     KPMG Peat Marwick LLP are independent auditors and have no direct financial or material indirect financial interest in the Fund. Representatives of KPMG Peat Marwick LLP are not expected to be at the Meeting.

     The Board's selection is submitted to the shareholders for ratification.

RECOMMENDATION AND REQUIRED VOTE

     The affirmative vote of the holders of a majority of the shares of the Fund represented at the meeting, assuming a quorum is present, is required for the ratification of the selection of independent auditors.

               THE BOARD OF DIRECTORS OF THE FUND RECOMMENDS THAT
           SHAREHOLDERS OF THE FUND RATIFY THE SELECTION OF KPMG PEAT
                MARWICK LLP AS INDEPENDENT AUDITORS FOR THE FUND
                     FOR THE YEAR ENDING DECEMBER 31, 1996

                              GENERAL INFORMATION

OTHER MATTERS TO COME BEFORE THE MEETING

     The Fund's management does not know of any matters to be presented at the Meeting other than those described in this Proxy Statement. If other business should properly come before the Meeting, the proxyholders will vote thereon in accordance with their best judgment.

EXECUTIVE OFFICERS OF THE FUND

     The following persons currently are principal executive officers of the
Fund:

                                                            PRINCIPAL OCCUPATION FOR THE
          NAME              POSITION WITH THE FUND                 LAST FIVE YEARS
-------------------------  -------------------------  -----------------------------------------
Robert W. Stallings......  Chairman of the Board,     Chairman, Chief Executive Officer and
  (Age 46)                 Chief Executive Officer    President of the Fund (since April 1995);
                           and President (since       Chairman, Chief Executive Officer and
                           April 1995)                President, Pilgrim America Group, Inc.
                                                      and Pilgrim America Investments, Inc.
                                                      (since December 1994); Chairman, Pilgrim
                                                      America Securities, Inc. (since December
                                                      1994); Chairman and Chief Executive
                                                      Officer, Express America Holdings
                                                      Corporation (since August 1990) and
                                                      Express America Mortgage Corporation
                                                      (since May 1991); Chairman, Chief
                                                      Executive Officer and President of each
                                                      of the funds in the Pilgrim America Group
                                                      (since April 1995); Formerly Chairman and
                                                      Chief Executive Officer of First Western
                                                      Partners, Inc. of Scottsdale, Arizona, a
                                                      consulting and management services firm
                                                      to financial institutions and private
                                                      investors (February 1990-December 1991);
                                                      Chairman and Chief Executive Officer of
                                                      Western Savings & Loan Assoc. (April
                                                      1989-February 1990).
James R. Reis............  Executive Vice President   Vice Chairman (since December 1994) and
  (Age 38)                 (since April 1995)         Executive Vice President (since April
                                                      1995), Pilgrim America Group, Inc. and
                                                      Pilgrim America Investments, Inc.; a
                                                      director (since December 1994) and
                                                      Assistant Secretary (since April 1995),
                                                      Pilgrim America Securities, Inc.;
                                                      Executive Vice President of each of the
                                                      Funds in the Pilgrim America Group (since
                                                      April 1995); Vice Chairman and Chief
                                                      Financial Officer, Express America
                                                      Holdings Corporation (since December
                                                      1993); President and Chief Financial
                                                      Officer, Express America Holdings
                                                      Corporation (May 1991-December 1993);
                                                      Vice Chairman (since December 1993),
                                                      Express America Mortgage Corporation and
                                                      former President (May 1991-December
                                                      1993); President and Chief Financial
                                                      Officer, First Western Partners, Inc.
                                                      (February 1990-December 1991).
James M. Hennessy........  Senior Vice President and  Senior Vice President and Secretary,
  (Age 46)                 Secretary (since April     Express America Holdings Corporation,
                           1995)                      Pilgrim America Group, Inc., Pilgrim
                                                      America Securities, Inc., Pilgrim America
                                                      Investments, Inc., and each of the funds
                                                      in the Pilgrim America Group (since April
                                                      1995). Senior Vice President, Express
                                                      America Mortgage Corporation (June 1992-
                                                      August 1994). President, Beverly Hills
                                                      Securities Corp (January 1990-June 1992).

                                                            PRINCIPAL OCCUPATION FOR THE
          NAME              POSITION WITH THE FUND                 LAST FIVE YEARS
-------------------------  -------------------------  -----------------------------------------
Daniel A. Norman.........  Senior Vice President      Director and Senior Vice President,
  (Age 38)                 (since April 1995)         Pilgrim America Group, Inc.; Director,
                                                      Senior Vice President and Assistant
                                                      Secretary, Pilgrim America Investments,
                                                      Inc., Director and Senior Vice President
                                                      of Pilgrim America Securities, Inc.
                                                      (since December 1994); Senior Vice
                                                      President of each of the funds in the
                                                      Pilgrim America Group (since April 1995);
                                                      Senior Vice President, Express America
                                                      Holdings Corporation (since April 1995);
                                                      Senior Vice President, Express America
                                                      Mortgage Corporation (since February
                                                      1992); Chief Financial Officer, Prime
                                                      Financial, Inc. (December 1985-February
                                                      1992).
Nancy L. Peden...........  Senior Vice President and  Senior Vice President and Assistant
  (Age 39)                 Assistant Secretary        Secretary, Pilgrim America Group, Inc.
                           (since 1993)               (since April 1995); Vice President of
                                                      Operations, The Pilgrim Group Inc. (for
                                                      more than the past five years prior to
                                                      April 1995); Senior Vice President and
                                                      Assistant Secretary, Pilgrim America
                                                      Masters Series, Inc. (since April 1995),
                                                      Pilgrim America Investment Funds, Inc.
                                                      (since April 1995), Pilgrim Government
                                                      Securities Income Fund, Inc. (since 1993)
                                                      and Pilgrim Prime Rate Trust (since
                                                      1987).
Michael J. Roland, CPA...  Senior Vice President and  Senior Vice President, Treasurer and
  (Age 37)                 Treasurer (since January   Chief Financial Officer, Pilgrim America
                           1995)                      Group, Inc., Pilgrim America Investments,
                                                      Inc. and Pilgrim America Securities, Inc.
                                                      (since April 1995); Senior Vice President
                                                      and Treasurer of each of the funds in the
                                                      Pilgrim America Group (since April 1995);
                                                      Partner at the consulting firm of
                                                      Corporate Savings Group, in Newport
                                                      Beach, California (July 1994-December
                                                      1994); Vice President, Pacific Financial
                                                      Asset Management Corp. (PFAMCo) Funds
                                                      (1992-June 1994); Director of Financial
                                                      Reporting, Pacific Mutual Life Insurance
                                                      Company (1988-1992).

SHAREHOLDER PROPOSALS

     It is anticipated that the next annual meeting of the Fund will be held in April 1997. Any proposals of shareholders that are intended to be presented at the Fund's next annual meeting must be received at the Fund's principal executive offices within a reasonable period of time before the proxy solicitation for that meeting is made and must comply with all other legal requirements in order to be included in the Fund's proxy statement and form of proxy for that meeting.

REPORTS TO SHAREHOLDERS

     The Fund will furnish, without charge, a copy of the Annual Report and the most recent Semi-Annual Report regarding the Fund on request. Requests for such reports should be directed to Pilgrim America at Two Renaissance Square, 40 North Central Avenue, Suite 1200, Phoenix, Arizona 85004 or to the Fund at (800) 331-1080.

     IN ORDER THAT THE PRESENCE OF A QUORUM AT THE MEETING MAY BE ASSURED, PROMPT EXECUTION AND RETURN OF THE ENCLOSED PROXY IS REQUESTED. A SELF-ADDRESSED, POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                                          NANCY L. PEDEN, Assistant Secretary

January 22, 1996
Two Renaissance Square
40 North Central Avenue, Suite 1200
Phoenix, Arizona 85004

PILGRIM AMERICA GROUP
PROXY SERVICES
P.O. BOX 9162
FARMINGDALE, NY 11735


                        PILGRIM REGIONAL BANKSHARES INC.

THE UNDERSIGNED OWNER OF COMMON STOCK, PAR VALUE $.001 PER SHARE, (THE "COMMON STOCK") OF PILGRIM REGIONAL BANKSHARES INC., (THE "FUND") HEREBY INSTRUCTS ROBERT W. STALLINGS OR JAMES M. HENNESSY (PROXIES) TO VOTE THE SHARES OF THE COMMON STOCK HELD BY HIM AT THE SPECIAL MEETING OF SHAREHOLDERS OF THE FUND TO BE HELD AT 10:00 A.M., LOCAL TIME, ON MARCH 15, 1996 AT TWO RENAISSANCE SQUARE, 40 NORTH CENTRAL AVENUE, SUITE 1200, PHOENIX, ARIZONA 85004 AND AT ANY ADJOURNMENT THEREOF, IN THE MANNER DIRECTED BELOW WITH RESPECT TO THE MATTERS REFERRED TO IN THE PROXY STATEMENT FOR THE MEETING, RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED, AND IN THE PROXIES' DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

PLEASE VOTE, SIGN AND DATE THIS VOTING INSTRUCTION AND RETURN IT IN THE ENCLOSED ENVELOPE.

THESE VOTING INSTRUCTIONS WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS VOTING INSTRUCTION WILL BE VOTED FOR ALL PROPOSALS.

-------------------------------------------------------------------------------
      IN ORDER TO AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION TO
         YOUR FUND, WE STRONGLY URGE YOU TO REVIEW, COMPLETE AND RETURN
      YOUR BALLOT AS SOON AS POSSIBLE.  YOUR VOTE IS IMPORTANT REGARDLESS
                        OF THE NUMBER OF SHARES YOU OWN.
-------------------------------------------------------------------------------

THIS VOTING INSTRUCTION SHALL BE SIGNED EXACTLY AS YOUR NAME(S) APPEARS HEREON. IF AS AN ATTORNEY, EXECUTOR, GUARDIAN OR IN SOME REPRESENTATIVE CAPACITY OR AS AN OFFICER OF A CORPORATION, PLEASE ADD TITLES AS SUCH. JOINT OWNERS MUST EACH SIGN.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS /X/
--------------------------------------------------------------------------------
                        PILGRIM REGIONAL BANKSHARES INC.


   VOTE ON PROPOSALS     1.  TO APPROVE THE FOLLOWING CHANGES TO THE FUND'S
                             INVESTMENT POLICIES:

 FOR  AGAINST  ABSTAIN   A.  To amend the Fund's fundamental investment policy
/  /   /  /     /  /         regarding investment in Regional Bank Shares.

 FOR  AGAINST  ABSTAIN   B.  To amend the Fund's fundamental investment
/  /   /  /     /  /         restriction on investing more than 25% of its
                             assets in the securities of any industry other than the Banking Industry.

 FOR  AGAINST  ABSTAIN   C.  To eliminate the Fund's fundamental investment
/  /   /  /     /  /         restriction regarding investing in the securities
                             of other investment companies.

 FOR  AGAINST  ABSTAIN   2.  To approve an amendment of the Fund's restated
/  /   /  /     /  /         articles of incorporation to change the name of the
                             Fund.

 FOR  AGAINST  ABSTAIN   3.  To determine that the Fund should remain a
/  /   /  /     /  /         closed-end investment company.

 FOR    ALL    EXCEPT    4.  Election of Directors: 1) Mary A. Baldwin,
/  /   /  /     /  /         2) Al Burton, 3) Bruce S. Foerster, 4) Jock Patton,
                             5) Robert W. Stallings

                             ------   ------   ------   ------   ------
                             To withhold authority to vote, mark the "For All Except" box and write the nominee's number on the line.

 FOR  AGAINST  ABSTAIN   5.  To ratify the appointment of KPMG Peat Marwick LLP
/  /   /  /     /  /         as Independent Auditors for the Fund for the fiscal
                             year ending December 31, 1996.

 FOR  AGAINST  ABSTAIN   6.  To transact such other business as may properly
/  /   /  /     /  /         come before the Special Meeting of Shareholders
                             or any adjournments thereof.


----------------------------   ----------------------------   ------------------
SIGNATURE                      SIGNATURE (JOINT OWNERS)       DATE